UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2009 (Date of earliest event reported: October 30, 2008)

e-Smart Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30717	88-0409261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 West 26th Street, Suite 710, New York, New York, 10001

(Address of principal executive offices) (Zip Code)

(212) 727-3790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 30, 2008, certain individuals alleged to be creditors of the Company filed a petition for Involuntary Bankruptcy in the U.S. Bankruptcy Court, Southern District of New York (“Bankruptcy Court”) requesting relief from the Bankruptcy Court under Chapter 7 of the U.S. Bankruptcy Code.

On April 29, 2009, a hearing was held before The Honorable Robert D. Drain in the US Bankruptcy Court, Southern District of New York, in which , based upon all the pleadings, the Court ordered that the involuntary petitions filed against IVI Smart Technologies, Inc., Intermarket Ventures, Inc., and e-Smart Technologies, Inc., be withdrawn with prejudice.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Order Dismissing Involuntary Petition with Prejudice – IVI Smart Technologies, Inc.

99.2	Order Dismissing Involuntary Petition with Prejudice – Intermarket Ventures, Inc.

99.3	Order Dismissing Involuntary Petition with Prejudice – e-Smart Technologies, Inc.

99.4	April 29, 2009 US Bankruptcy Court Southern District New York Hearing Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-SMART TECHNOLOGIES, INC.

Date: May 14, 2009	By:	/s/ Mary Grace
Mary Grace, President
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Order Dismissing Involuntary Petition with Prejudice – IVI Smart Technologies, Inc.

99.2	Order Dismissing Involuntary Petition with Prejudice – Intermarket Ventures, Inc.

99.3	Order Dismissing Involuntary Petition with Prejudice – e-Smart Technologies, Inc

99.4	April 29, 2009 US Bankruptcy Court Southern District New York Hearing Transcript.